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                                                                    EXHIBIT 10.6

                                    AGREEMENT


         THIS AGREEMENT MADE AND ENTERED INTO this 24th day of December, 1996, by and between STRATEGIC CAPITAL MANAGEMENT, INC., a Corporation, hereinafter referred to as "SCM"; and CENTRAL ILLINOIS BANK, a banking corporation, hereinafter referred to as "CIB";

         WITNESSETH:

         WHEREAS, SCM desires to continue to use the custodian services of the Trust Department of CIB; and,

         WHEREAS, the Trust Department of CIB desires to continue to use the investment advisory services of SCM;

         NOW THEREFORE, IT IS AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

         1. For the calendar quarter ending December 31, 1996, SCM shall pay a fee for trust custodial services provided by CIB at the rate five (5) basis points of the fair market value of all SCM custodian accounts.

         2. All gross trust income received by the Trust Department of CIB for the calendar quarter ending December 31, 1996, shall be divided equally between CIB and SCM. It is anticipated that most, if not all, of the said gross trust income will be received during the first calendar quarter of 1997. However, SCM shall not receive any remuneration for custodian fees earned specifically from SCM custodian accounts.

         3. Commencing January 1, 1997, and thereafter, SCM shall pay a fee for trust custodial services provided by CIB at the rate of two and one-half (2.5) basis points per calendar quarter of the fair market value of all SCM custodian accounts.

         4. SCM shall pay no administrative service fee to CIB commencing January 1, 1997, and thereafter.

         5. All gross trust income received and or attributed to the Trust Department of CIB for the calendar quarter beginning January 1, 1997, and for each calendar quarter thereafter, except for custodian fees earned from SCM custodian accounts, shall be shared as follows:

                        1. Twenty-five percent (25%) shall be paid to SCM.
                        2. Seventy-five percent (75%) shall be retained by CIB.

         6.       CIB hereby acknowledges receipt of SCM's most recent ADV
                  Part II.


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         7.       This Agreement shall become effective upon its execution and shall continue through December 20, 2001, at which time the agreement shall renew itself for another five year period unless terminated by either party upon 60 days advance written notice prior to the end of the original term, or any renewal term. Any such notice shall be in writing and forwarded by certified mail, return receipt requested, addressed to the receiving party as follows:


                  For SCM:          Strategic Capital Management, Inc.
                                    1909 Fox Drive
                                    Champaign, IL  61820

                  For CIB:          Central Illinois Bank
                                    Attn: Trust Department
                                    2913 West Kirby Avenue
                                    Champaign, IL 61820


         8. In the event that Central Illinois Bank is merged or acquired by another entity, CIB may terminate their agreement upon sixty (60) days advance written notice to SCM. At the termination date, CIB (or the acquiring or merging entity) shall pay SCM a one time payment equal to the previous twelve month's trust income paid by CIB to SCM or $100,000.00, whichever is greater.

         9. In the event that SCM is merged or acquired by another entity, CIB or the merging or acquiring entity of SCM may terminate this agreement upon sixty (60) days advance written notice to the non-terminating party.

         10. This Agreement is a binding agreement upon the parties hereto, their successors, and assigns. This Agreement may be amended only by a writing executed by both parties. This Agreement is the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements, proposals, representations and commitments.

         11. This agreement shall be interpreted in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF the parties hereto have executed this two page Agreement by their duly authorized representatives and have caused this Agreement to become effective as of the date first above written.

Central Illinois Bank                       Strategic Capital Management, Inc.

By:   /s/ J. Michael Straka                 By:  /s/ David M. Sinnow
   -----------------------------------         ---------------------------------
Its:  Director & CEO of the Holding Co.     Its:  President
    ----------------------------------          --------------------------------
Date:   December 24, 1996                   Date:  December 24, 1996
     ---------------------------------           -------------------------------





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                             ASSIGNMENT OF AGREEMENT


WHEREAS, CENTRAL ILLINOIS BANK has merged its trust department into Marine Trust & Investment Company and;

WHEREAS, STRATEGIC CAPITAL MANAGEMENT, INC. has been acquired by Strategic Capital Trust Company;

NOW THEREFORE IT IS AGREED THAT:

ONE: The agreement previously entered into between Central Illinois Bank & Strategic Capital Management, Inc., dated December 24, 1996, a copy of which is attached hereto, and incorporated by reference herein, is hereby assigned to Marine Trust & Investment Company and Strategic Capital Trust Company, the successor parties in interest, effective 3/12/98.

TWO: All provisions of said agreement shall remain in full force and effect, except it is mutually agreed between all parties that Paragraphs Eight and Nine of the Agreement shall not apply with respect to the merger of the Central Illinois Bank Trust Department into Marine Trust & Investment Company or the acquisition of Strategic Capital Management, Inc. by Strategic Capital Trust Company.

WITNESS OUR SIGNATURES THIS    31 st    DAY OF MARCH, 1998
                            -----------


Central Illinois Bank                       Marine Trust & Investment Company

By   /s/ Jack L. Simpson                    By   /s/ Jack L. Simpson
  -------------------------------------       ----------------------------------
Its    Sr. Vice President                   Its    President
   ------------------------------------       ----------------------------------


Strategic Capital Management, Inc.          Strategic Capital Trust Company

By  /s/ David M. Sinnow                     By   /s/ David M. Sinnow
  -------------------------------------       ----------------------------------

Its   President                             Its  President
   ------------------------------------       ----------------------------------